Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 28, 2018	January 29, 2017

Cash flows from operating activities:
Net income	$9,481	$4,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,363	20,896
Changes in operating assets, liabilities and other	(982)	6,133

Net cash provided by operating activities	30,862	31,539

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,995)	(9,600)
Acquisition of business	-	(5,400)
Other	(134)	(396)

Net cash used in investing activities	(11,129)	(15,396)

Cash flows from financing activities:
Repayments of long-term borrowings	(1,381)	(1,343)
Contribution from noncontrolling interest	11,998	-
Proceeds from share-based arrangements	798	1,113
Other	(261)	(16)

Net cash provided by (used in) financing activities	11,154	(246)

Effect of exchange rate changes on cash	9,652	(275)

Net increase in cash and cash equivalents	40,539	15,622
Cash and cash equivalents, beginning of period	308,021	314,074

Cash and cash equivalents, end of period	$348,560	$329,696